Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-251779, No. 333-179029 and No. 333-211384) and Registration Statements on Form S-8 (No. 333-179030, No. 333-211443 and No. 333-261958) of our report dated April 15, 2024, relating to the consolidated financial statements and financial statement schedule, which appears in this annual report on Form 10-K for the year ended December 31, 2023.

/s/ BAKER TILLY US, LLP

Irvine, California

April 15, 2024